EXHIBIT 10.17

Form of Agreement

Fund of Funds Subscription Agreement

Franklin Templeton Variable Insurance Products Trust

[name of acquiring variable insurance products fund of funds]

This Fund of Funds Subscription Agreement (the “Agreement”), dated             , 200  , by and between [name of acquiring variable insurance products fund of funds] (the “Acquiring Fund of Funds”), a registered management investment company investing in other management investment companies and existing under and by virtue of the laws of the State of                     , and Franklin Templeton Variable Insurance Products Trust (the “VIP Trust”), a business trust organized and existing under and by virtue of the laws of the State of Delaware (collectively, the “Parties”).

In consideration of the mutual promises set forth herein, the Parties hereto agree as follows:

1. The VIP Trust agrees to sell to the Acquiring Fund of Funds, and the Acquiring Fund of Funds agrees to purchase, Class 1 shares of beneficial interest of the various series of funds (individually, “Fund”; collectively, the “Funds” or “Designated Funds”) of the VIP Trust to the extent permitted pursuant to Section 12(d)(1) of the Investment Company Act of 1940, as amended (“1940 Act”) and executing such orders on a daily basis at the net asset value next computed after receipt by the VIP Trust or its designee of the order for the shares of the Funds and in accordance with the provisions of the then current prospectus for the VIP Trust. The VIP Trust, however, retains the right to reject an investment by the Acquiring Fund of Funds.

2. The VIP Trust calculates its net asset value pursuant to rules of the Securities and Exchange Commission (“SEC”) and the provisions of its current prospectus. The VIP Trust shall use its best efforts to calculate such net asset value on each day on which the New York Stock Exchange is open for trading and shall make reasonable efforts to communicate such net asset value to the Acquiring Fund of Funds on a daily basis as soon as reasonably practical after the calculation is completed (normally by 6:30 p.m. Eastern Time). Notwithstanding the foregoing, the Board of Trustees of the VIP Trust (the “Board”) may refuse to sell shares of any Fund to any person, or suspend or terminate the offering of shares of any Fund if such action is required by law or by regulatory authorities having jurisdiction, or is, in the sole discretion of the Board acting in good faith and in light of its fiduciary duties under federal and any applicable state laws, necessary or appropriate in the best interests of the shareholders of such Fund.

The VIP Trust agrees to redeem, on the Acquiring Fund of Funds’ request, any full or fractional shares of the Designated Funds held by the Acquiring Fund of Funds, executing such requests on a daily basis at the net asset value next computed after receipt by the VIP Trust or their designee of the order for redemption, except that the Funds reserve the right to suspend the right of redemption or postpone the date of payment or satisfaction upon redemption consistent with Section 22(e) of the 1940 Act and any rules

Form of Agreement

thereunder, and in accordance with the procedures and policies of the VIP Trust as described in the then current prospectus. The VIP Trust may redeem in cash or in-kind at its option. All requests by the Acquiring Fund of Funds for redemptions shall be separate and distinct from any orders by the Acquiring Fund of Funds for purchases of Fund shares; the Acquiring Fund of Funds will not net purchase and redemption orders.

For purposes of this Section 2, the VIP Trust’s transfer agent shall be the designee of the Funds for receipt of purchase and redemption orders from Acquiring Fund of Funds, and receipt by such designee shall constitute receipt by the Funds.

The Acquiring Fund of Funds agrees that all matters relating to its investment in a Fund are subject to the terms of the prospectus and Statement of Additional Information of each Fund. The Acquiring Fund of Funds further agrees that its purchases and redemptions of Fund shares are subject to, and that the Acquiring Fund of Funds will assist the VIP Trust in implementing, the Market Timing Trading Policy and Additional Policies (as described in the VIP Trust’s prospectus) and the VIP Trust’s restrictions on excessive and/or short term trading activity and/or purchase and redemption activity that follows a market timing pattern, and will comply with the terms of the Shareholder Information Agreement required of funds with respect to intermediaries to be entered into with the VIP Trust.

3. The Acquiring Fund of Funds shall pay for Fund shares one Business Day after receipt of an order to purchase Fund shares is made in accordance with the provisions of Section 1 hereof. “Business Day” shall mean any day on which the New York Stock Exchange is open for trading and on which the VIP Trust calculates its net asset value pursuant to the rules of the SEC and its current prospectus. Payment shall be in federal funds transmitted by wire to the VIP Trust or to its designated custodian, which must receive such wires no later than the close of the Reserve Bank, which is 6:00 p.m. Eastern Time. If payment in federal funds for any purchase is not received or is received by a Fund after 6:00 p.m. Eastern time on such Business Day, the Acquiring Fund of Funds shall promptly, upon a Fund’s request, reimburse a Fund for any charges, costs, fees, interest or other expenses incurred by a Fund in connection with any advances to, or borrowings or overdrafts by the Fund, or any similar expenses incurred by the Fund, as a result of portfolio transactions effected by the Fund based upon such purchase request. For purposes of Section 2 hereof, upon receipt by a Fund of the federal funds so wired, such monies shall cease to be the responsibility of the Acquiring Fund of Funds and shall become the responsibility of a Fund.

4. The Acquiring Fund of Funds represents that it has and will maintain policies and procedures compliant with and as required by Rule 38a-1 under the 1940 Act including, without limitation, policies and procedures that comply with any and all applicable laws, regulations, protocols and other requirements relating to money laundering.

Form of Agreement

5. The Acquiring Fund of Funds agrees that it is primarily responsible for assuring compliance with the limitations and restrictions provided by Section 12(d)(1) of the 1940 Act and any rule or interpretation thereunder, as applicable to it and the Designated Funds. The Acquiring Fund of Funds represents and warrants that it has and will continue to have personnel, and policies and procedures designed to fully implement this responsibility. With regard to the provisions of Section 12(d)(1)(B) of the 1940 Act, the Acquiring Fund of Funds shall monitor its percentage interests in the Designated Funds and verify their accuracy prior to placing any order that could result in exceeding such percentage limitations. The Acquiring Fund of Funds agrees to certify promptly in writing, upon the VIP Trust’s request, that the Acquiring Fund of Funds complies with the aforementioned limitations and restrictions. The VIP Trust agrees to provide to the Acquiring Fund of Funds or its designated agent, no more than once per business day, the total net assets as of the preceding business day of each Fund.

6. The Acquiring Fund of Funds agrees that it shall not use any designation comprised in whole or part of the names or marks “Franklin” or “Templeton” or any logo or other trademark relating to the VIP Trust or Franklin/Templeton Distributors, Inc. or its affiliates without prior written consent, and upon termination of this Agreement for any reason, the Acquiring Fund of Funds shall cease all use of any such name or mark as soon as reasonably practicable.

7. The Acquiring Fund of Funds agrees that its shares will not be sold outside of the United States.

8. The Acquiring Fund of Funds represents that it will use its best efforts to comply with the diversification requirements set forth in Section 817(h) of the Internal Revenue Code, and the rules and regulations thereunder, including without limitation Treasury Regulation 1.817-5. Upon having a reasonable basis for believing any Acquiring Fund of Funds has ceased to comply and will not be able to comply within the grace period afforded by Regulation 1.817-5, the Acquiring Fund of Funds shall immediately notify the VIP Trust and will take all reasonable steps to adequately diversify the Acquiring Fund of Funds to achieve compliance.

9. Upon termination of this Agreement, shares of Funds will no longer be available for purchase by the Acquiring Fund of Funds. This Agreement may be terminated by any party in its entirety or with respect to one, some or all Funds for any reason by sixty (60) days’ advance written notice delivered to the other parties. This Agreement may also be terminated by the Board of Trustees of the VIP Trust, in the exercise of its fiduciary duties, either upon its determination that such termination is a necessary and appropriate remedy for a material breach of this Agreement which includes a violation of laws, or upon its determination to completely liquidate a Fund.

Form of Agreement

10. This Agreement represents the entire agreement between the VIP Trust and the Acquiring Fund of Funds and shall be construed in compliance with the 1940 Act and the rules thereunder.

IN WITNESS WHEREOF, each of the Parties have caused their duly authorized officers to execute this Agreement.

[NAME OF ACQUIRING VARIABLE INSURANCE PRODUCTS FUND OF FUNDS]	FRANKLIN TEMPLETON VARIABLE INSURANCE PRODUCTS TRUST

By:	By:
Name:	Name:	Karen L. Skidmore
Title:	Title:

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